Exhibit 10.16

OSCAR INSURANCE CORPORATION

295 LAFAYETTE STREET, 7TH FLOOR

NEW YORK, NY 10012

January 1, 2016

Joel Klein

Dear Joel:

Oscar Insurance Corporation including its affiliates (the “Company”) is pleased to offer you employment commencing on January 1, 2016 (the “Effective Date”) on the following terms:

1. Position. Your title will be Chief Policy and Strategy Officer, and you will report to the Company’s Chief Executive Officer. This is a full-time position and you shall be employed at the Company’s headquarters in New York City. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company; provided, that, in the absence of such conflict you may (a) serve on (i) for profit boards with the prior consent of the Company’s Board of Directors, which consent shall not be unreasonably withheld and (ii) charitable boards and (b) manage your personal investments. For the avoidance of doubt, you may continue to serve on the boards of directors of Amplify Education, Inc., Boston Properties, Inc. and News Corporation and the advisory board of Point72 Asset Management. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Cash Compensation. The Company will pay you a starting salary at the rate of $500,000 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment for increase pursuant to the Company’s employee compensation policies in effect from time to time. In addition, you will be eligible to receive a bonus of up to $150,000 per year. The bonus (if any) will be awarded based on objective or subjective criteria established by the Company’s Chief Executive Officer following consultation with you and approved by the Company’s Board of Directors. Any bonus for the fiscal year in which your employment begins will be prorated, based on the number of days you are employed by the Company during that fiscal year. Any bonus for a fiscal year will be paid within 2 1⁄2 months after the close of that fiscal year, but only if you are still employed by the Company at the time of payment or you have been subject to an Involuntary Termination (or your employment has terminated as a result of your death or disability) following the close of the applicable fiscal year but prior to the date of payment. The determinations of the Company’s Board of Directors with respect to your bonus will be final and binding.

3. Employee Benefits. As a regular employee of the Company, you will be eligible to participate in Company-sponsored benefits provided to executive-level employees. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time. Beginning on the Effective Date and continuing thereafter, including after the termination of your employment hereunder in connection with services as an employee, you will be covered under the Company’s indemnification agreement or policy and have coverage under the Company’s director’s and officer’s liability insurance policy in amounts no less than, and on terms no less favorable than, those provided to the other senior executive officers of the Company from time to time. If you are required to travel by air on Company business, the Company will pay or reimburse you for business class airfare.

4. Equity Compensation.

(a) Stock Option(s).

(i) Subject to the approval of the Board of Directors of Mulberry Health Inc. (“Mulberry”), you will be granted an option (the “Option”) to purchase a number of shares of Mulberry Series A Common Stock equal to 0.75% of the fully-diluted capitalization of Mulberry as of the date of grant, including shares reserved under Mulberry’s 2012 Stock Plan (the “Plan”). The Option will be granted as soon as reasonably practicable after the Effective Date. In the event that the closing of Mulberry’s next equity financing after the date hereof (the “Next Equity Financing”) occurs after the date that the Option is approved, but prior to May 1, 2016, Mulberry will grant you an additional option (with the same vesting terms as the Option) to purchase a number of shares of Mulberry Series A Common Stock so that, together with the Option, your options cover 0.75% of the fully-diluted capitalization of Mulberry as of the closing of the Next Equity Financing, including shares reserved under the Plan (and such additional options shall also be treated as the “Option” under this Agreement). For the avoidance of doubt, there is no guarantee of any additional anti-dilution equity awards for any equity issuances other than the Next Equity Financing, provided it occurs prior to May 1, 2016.

(ii) The exercise price per share of the Option will be the fair market value per share of Mulberry Series A Common Stock as determined by Mulberry’s Board of Directors when the Option is granted. The Option will be subject to the terms and conditions of the Plan, as described in the Plan and the applicable Stock Option Agreement, in the form attached as Exhibit A. You will vest in 25% of the Option after 12 months of continuous service from the Effective Date (e.g., the first anniversary of the Effective Date), and the remainder will vest in equal monthly installments over the following 36 months of your continuous service, as described in the applicable Stock Option Agreement. In addition, if (a) Mulberry is subject to a Change in Control (as defined below) and (b) you are subject to an Involuntary Termination (as defined below) within 12 months after such Change in Control (or during the 1 month period prior to the consummation of such Change in Control), 100% of the Option will vest, as described in the applicable Stock Option Agreement. In addition, if you are subject to an Involuntary Termination then, subject to your executing and not revoking a general release of claims in accordance with this Section 4(a), the expiration date of the Option(s) will be extended until the earlier of (A) four years after the date of termination of your employment and (B) ten years after the date the Option(s) are granted. The extended post-termination Option exercise period described in this Section 4(a) is subject to your executing a general release of all claims that you may have against the Company or persons affiliated with the Company in the form attached as Exhibit B, returning the release to the Company within the time frame prescribed by the Company and you not revoking such release.

(b) Loan(s). The Option will be exercisable for up to $2,000,000 of aggregate exercise price (the “Option Loan”), through delivery of a full recourse Promissory Note and entry into a Stock Pledge Agreement between you and Mulberry, each on a form provided by Mulberry. The Option Loan shall be secured by the Option shares purchased with the loan proceeds and shall be full recourse to you. The Option Loan shall accrue interest at the minimum interest rate required to avoid the imputation of interest under the Code, determined as of the date of the Loan.

5. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit C (the “PIIA”).

6. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).

7. Severance Benefits.

(a) General. If you are subject to an Involuntary Termination, then you will be entitled to the benefits described in this Section 7. However, this Section 7 will not apply unless you (i) have returned all Company property in your possession (subject to any exceptions set forth in the PIIA), (ii) have resigned as a member of the boards of directors of the Company and all of its subsidiaries, to the extent applicable, and (iii) have executed a general release of all claims that you may have against the Company or persons affiliated with the Company arising out of your employment with the Company or the termination thereof. The release shall be in the form attached as Exhibit B. You must execute and return the release on or before the date specified by the Company in the prescribed form (the “Release Deadline”), which Release Deadline shall be no earlier than 21 days following your receipt of the release from the Company and no later than 50 days after your Separation. If you fail to return the release on or before the Release Deadline, or if you revoke the release, then you will not be entitled to the benefits described in this Section 7.

(b) Salary Continuation. If you are subject to an Involuntary Termination, then the Company will continue to pay your base salary for a period of six months after your Separation. Your base salary will be paid at the rate in effect at the time of your Separation and in accordance with the Company’s standard payroll procedures. The salary continuation payments will (subject to Section 8(b) below) commence within 60 days after your Separation and, once they commence, will include any unpaid amounts accrued from the date of your Separation. However, if the 60-day period described in the preceding sentence spans two calendar years, then the payments will in any event begin in the second calendar year.

(c) Bonus. If you are subject to an Involuntary Termination, then the Company will pay you an amount equal to the annual bonus that you would be entitled to receive based on actual performance, pro-rated for the number of days worked for the Company in the year of your termination, up to and including the date of your Separation. The pro-rated bonus payment will be paid at the same time as the bonus would otherwise be paid in accordance with Section 2 if you had remained employed through the date of payment.

8. Tax Matters.

(a) Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

(b) Section 409A. It is the intent of the parties that the payments and benefits under this letter agreement comply with (or be exempt from) Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (collectively, “Section 409A”), and, accordingly, to the maximum extent permitted, this letter agreement shall be interpreted in accordance therewith. For purposes of Section 409A, each salary continuation payment under Section 7(b) is hereby designated as a separate payment. If the Company determines that you are a “specified employee” under Section 409A(a)(2)(B)(i) of the Code at the time of your Separation, then (i) the salary continuation payments under Section 7(b), to the extent that they are subject to Section 409A of the Code, will commence on the first business day following (A) expiration of the six-month period measured from your Separation or (B) the date of your death and (ii) the installments that otherwise would have been paid prior to such date will be paid in a lump sum when the salary continuation payments commence. Any amount that you are entitled to be reimbursed under this letter agreement will be reimbursed to you as promptly as practical, and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred. Any right to reimbursement or in kind benefits will not be subject to liquidation or exchange for another benefit. The amount of the expenses eligible for reimbursement during any taxable year will not affect the amount of expenses eligible for reimbursement in any other taxable year.

(c) Section 280G. If there is a Change in Control of Mulberry and Mulberry does not have any readily tradable public stock at the time of such Change in Control, and in the event that it shall be determined that any payment or benefit (including payments and benefits pursuant to this letter agreement) that you would receive from Mulberry, the Company or otherwise in connection with such Change in Control (a “Transaction Payment”) would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for you under all other agreements or benefit plans of Mulberry or the Company, by Mulberry, the Company or the person making such payment or distribution or providing such right or benefit as a result of Section 280G of Code and you waive any Transaction Payment subject to stockholder approval, Mulberry shall use commercially reasonable efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to any Transaction Payment to obtain the approval of Mulberry’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the regulation codified at 26 C.F.R. §1.280G-1.

(d) Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.

9. Interpretation, Amendment and Enforcement. This letter agreement and Exhibit C supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company and constitute the complete agreement between you and the Company regarding the subject matter set forth herein. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by New York law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in New York County in connection with any Dispute or any claim related to any Dispute.

10. Definitions. The following terms have the meaning set forth below wherever they are used in this letter agreement:

(a) “Cause” means a determination evidenced by an affirmative vote of a majority of the Company’s Board of Directors of (i) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) your willful and material breach of any agreement between you and the Company; (iii) your willful and material failure to comply with the Company’s written policies or rules; (iv) your conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) your gross negligence or willful misconduct; (vi) your continuing failure to perform assigned duties after receiving written notification of such failure from the Company’s Board of Directors; or (vii) your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation; provided that, in the case of clauses (ii), (iii), (vi) and (vii), you have received written notification from the Company describing the nature of the failure or breach constituting Cause and you have not cured that failure or breach within 10 days following such notice (to the extent curable). For purposes of this Section 10(a) no action or inaction shall be treated as “willful” if not done or omitted in bad faith and without reasonable belief it was in the best interests of the Company and its affiliates. Notwithstanding anything to the contrary in this letter agreement, a termination may be deemed for Cause so long as the vote required by this Section 10(a) occurs within 14 days following the date of your termination and the circumstances otherwise constituting Cause are not curable.

(b) “Change in Control” means (i) the consummation of a merger or consolidation of Mulberry with or into another entity; or (ii) the dissolution, liquidation or winding up of Mulberry. The foregoing notwithstanding, a merger or consolidation of Mulberry does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were Mulberry’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of Mulberry’s capital stock immediately prior to the merger or consolidation.

(c) “Involuntary Termination” means either (i) your Termination Without Cause or (b) your Resignation for Good Reason.

(d) “Resignation for Good Reason” means a Separation as a result of your resignation within 12 months after one of the following conditions has come into existence without your written consent: (i) a reduction in your base salary; (ii) a material diminution of your position, authority, duties or responsibilities; (iii) a relocation of your principal workplace (A) by more than 25 miles or (B) away from the Company’s headquarters or (iv) a material breach of this Agreement (including for the avoidance of doubt, failure to make the grants described in Section 4(a)) or any equity agreement by the Company or any of its affiliates. A Resignation for Good Reason shall not be deemed to have occurred unless you give the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving such written notice.

(e) “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code, from the Company.

(f) “Termination Without Cause” means a Separation as a result of a termination of your employment by the Company without Cause, provided you are willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

* * * * *

We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon your starting work with the Company on or before January 1, 2016.

If you have any questions, please call me at ####

Very truly yours,

OSCAR INSURANCE CORPORATION

By:	/s/ Mario Schlosser
Name: Mario Schlosser
Title: Chief Executive Officer

I have read and accept this employment offer:

/s/ Joel Klein
Signature of Employee

Dated:	1/20/2016

Attachment

Exhibit A:	Form of Stock Option Agreement

Exhibit B:	Form of Release Agreement

Exhibit C:	Proprietary Information and Inventions Agreement

MULBERRY HEALTH INC. 2012 STOCK PLAN

NOTICE OF STOCK OPTION GRANT (EARLY EXERCISE)

The Optionee has been granted the following option to purchase shares of the Series A Common Stock of Mulberry Health Inc.:

Name of Optionee:	Joel Klein

Total Number of Shares:	3,894,693

Type of Option:	Incentive Stock Option (ISO)

Exercise Price per Share:	$2.93

Date of Grant:	July 27, 2016

Date Exercisable:	This option shall be exercisable as to 3,758,177 shares as of the Date of Grant. This option shall be exercisable as to an additional 34,129 Shares on each of January 1, 2017, January 1, 2018, January 1, 2019 and January 1, 2020, subject to the Optionee’s continuous Service through such dates.

Vesting Commencement Date:	January 1, 2016

Vesting Schedule:	The Right of Repurchase shall lapse with respect to the first 25% of the Shares subject to this option when the Optionee completes 12 months of continuous Service beginning with the Vesting Commencement Date set forth above. The Right of Repurchase shall lapse with respect to an additional 1/48th of the Shares subject to this option when the Optionee completes each month of continuous Service thereafter. The Right of Repurchase may lapse on an accelerated basis under Section 7(b) of the Stock Option Agreement.

Expiration Date:	July 26, 2026. This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 6 of the Stock Option Agreement, or if the Company engages in certain corporate transactions, as provided in Section 8(b) of the Plan.

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, the 2012 Stock Plan and the Stock Option Agreement. Both of these documents are attached to, and made a part of, this Notice of Stock Option Grant. Section 14 of the Stock Option Agreement includes important acknowledgements of the Optionee.

OPTIONEE:	MULBERRY HEALTH INC.

/s/ Joel Klein	By:	/s/ Mario Schlosser
Joel Klein	Name: Mario Schlosser Title: Chief Executive Officer

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

MULBERRY HEALTH INC. 2012 STOCK PLAN:

STOCK OPTION AGREEMENT (EARLY EXERCISE)

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies). This option is intended to be an ISO or an NSO, as provided in the Notice of Stock Option Grant.

(b) $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c) Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 15 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. Shares purchased by exercising this option may be subject to the Right of Repurchase under Section 7.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by (i) giving written notice to the Company pursuant to Section 13(c) and (ii) executing either an Adoption Agreement or a counterpart signature page to the Voting Agreement and a counterpart signature page to the Co-Sale Agreement. The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The person exercising this option shall sign the notice and the Adoption Agreement or counterpart signature page to the Voting Agreement and a counterpart signature page to the Co-Sale Agreement. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price. In the event of a partial exercise of this option, Shares shall be deemed to have been purchased in the order in which they vest in accordance with the Notice of Stock Option Grant.

(b) Issuance of Shares. After receiving a proper notice of exercise and executed Adoption Agreement or counterpart signature page to the Voting Agreement and a counterpart signature page to the Co-Sale Agreement, the Company shall cause to be issued one or more certificates evidencing the Shares for which this option has been exercised. Such Shares shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. In the case of Restricted Shares, the Company shall cause such certificates to be deposited in escrow under Section 7(c). In the case of other Shares, the Company shall cause such certificates to be delivered to or upon the order of the person exercising this option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

(c) Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Stock then is publicly traded and (ii) such payment does not violate applicable law.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies).

(b) Termination of Service by Involuntary Termination. If the Optionee is subject to an Involuntary Termination, then, subject to the Optionee’s executing and not revoking a general release of claims in accordance with the terms of the Optionee’s employment agreement, this option shall expire on the earlier of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) Above; or

(ii) The date four years after the date of such Involuntary Termination.

(c) Termination of Service (Except by Death or by Involuntary Termination). If the Optionee’s Service terminates for any reason other than death or Involuntary Termination, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii) The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is exercisable for vested Shares on or before the date when the Optionee’s Service terminates. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable and with respect to any Restricted Shares. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option was exercisable for vested Shares on or before the date when the Optionee’s Service terminated.

(d) Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above; or

(ii) The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option is exercisable for vested Shares on or before the date of the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable and with respect to any Restricted Shares.

(e) Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant. If the Optionee goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

(f) Notice Concerning ISO Treatment. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i) More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii) More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii) More than three months after the date when the Optionee has been on a leave of absence for 90 days, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

SECTION 7. RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. Until they vest in accordance with the Notice of Stock Option Grant and Subsection (b) below, the Shares acquired under this Agreement shall be Restricted Shares and shall be subject to the Company’s Right of Repurchase. The Company, however, may decline to exercise its Right of Repurchase or may exercise its Right of Repurchase only with respect to a portion of the Restricted Shares. The Company may exercise its Right of Repurchase only during the Repurchase Period following the termination of the Optionee’s Service, but the Right of Repurchase may be exercised automatically under Subsection (d) below. If the Right of Repurchase is exercised, the Company shall pay the Optionee an amount equal to the lower of (i) the Exercise Price of each Restricted Share being repurchased or (ii) the Fair Market Value of such Restricted Share at the time the Right of Repurchase is exercised.

(b) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Restricted Shares in accordance with the vesting schedule set forth in the Notice of Stock Option Grant. In addition, if the Company is subject to a Change in Control before the Optionee’s Service terminates and the Optionee is subject to an Involuntary Termination within 12 months after such Change in Control (or during the 1 month period prior to the consummation of such Change in Control), then all of the then Restricted Shares shall become vested and the Right of Repurchase shall lapse with respect to such then Restricted Shares.

(c) Escrow. Upon issuance, the certificate(s) for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or the Right of First Refusal or (ii) released to the Optionee upon his or her request to the extent that the Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Optionee’s Service or (ii) the lapse of the Right of First Refusal.

(d) Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares pursuant to Section 13(c) that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. The Company shall pay to the holder of the Restricted Shares the purchase price determined under Subsection (a) above for the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Restricted Shares. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company.

(e) Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 7 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 7, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

(f) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company’s successor.

(g) Transfer of Restricted Shares. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company’s written consent, except as provided in the following sentence. The Optionee may transfer Restricted Shares to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Restricted Shares, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(h) Assignment of Repurchase Right. The Board of Directors may freely assign the Company’s Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company’s rights and obligations under this Section 7.

SECTION 8. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. Subject to Section 11(a) below, in the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 8 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 8.

(d) Termination of Right of First Refusal. Any other provision of this Section 8 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 8 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 8.

SECTION 9. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c) Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 10. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 11. RESTRICTIONS ON TRANSFER OF SHARES.

(a) Bylaws Restrictions. The Shares acquired under this Agreement shall be subject to the transfer restrictions in Article X of the Company’s Second Amended and Restated Bylaws in addition to, and not in limitation of, the provisions of Section 8 of this Agreement.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off’) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(e) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(f) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE BYLAWS OF THE CORPORATION. COPIES OF THE BYLAWS OF THE CORPORATION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(h) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Optionee and all other persons.

SECTION 12. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 8(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s stock or assets, this option shall be subject to the treatment provided by the Board of Directors in its sole discretion, as provided in Section 8(b) of the Plan.

SECTION 13. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 14. ACKNOWLEDGEMENTS OF THE OPTIONEE.

(a) Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from this option or the Optionee’s other compensation. In particular, the Optionee acknowledges that this option is exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board of Directors or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b) Electronic Delivery of Documents. The Optionee agrees to accept by email all documents relating to the Company, the Plan or this option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

(c) No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this option and for exercising this option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

SECTION 15. DEFINITIONS.

(a) “Adoption Agreement” shall mean an Adoption Agreement to the Voting Agreement, substantially in the form attached as Exhibit A thereto.

(b) “Agreement” shall mean this Stock Option Agreement.

(c) “Board of Directors’ shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(d) “Cause” shall mean:

(i) An unauthorized use or disclosure by the Optionee of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(ii) A material breach by the Optionee of any agreement between the Optionee and the Company;

(iii) A material failure by the Optionee to comply with the Company’s written policies or rules;

(iv) The Optionee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;

(v) The Optionee’s gross negligence or willful misconduct;

(vi) A continuing failure by the Optionee to perform assigned duties after receiving written notification of such failure from the Board of Directors; or

(vii) A failure by the Optionee to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Optionee’s cooperation.

(e) “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity; or (ii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

(f) “Co-Sale Agreement” shall mean that certain Fifth Amended and Restated First Refusal and Co-Sale Agreement, dated as of April 13, 2015, by and among the Company and certain stockholders of the Company party thereto, as may be amended from time to time.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(i) “Company” shall mean Mulberry Health Inc., a Delaware corporation.

(j) “Consultant” shall mean a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(k) “Date of Grant” shall mean the date of grant specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(l) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(m) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(n) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(o) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(p) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(q) “Involuntary Termination” means either (a) the Optionee’s Termination Without Cause or (b) the Optionee’s Resignation for Good Reason.

(r) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(s) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(t) “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(u) “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(v) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(w) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x) “Plan” shall mean the Mulberry Health Inc. 2012 Stock Plan, as in effect on the Date of Grant.

(y) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(z) “Repurchase Period” shall mean a period of 90 consecutive days commencing on the date when the Optionee’s Service terminates for any reason, including (without limitation) death or disability.

(aa) “Resignation for Good Reason” means a Separation as a result of the Optionee’s resignation within 12 months after one of the following conditions has come into existence without the Optionee’s consent: (a) a reduction in the Optionee’s base salary by more than 10%; (b) a material diminution of the Optionee’s authority, duties or responsibilities; or (c) a relocation of the Optionee’s principal workplace by more than 50 miles. A Resignation for Good Reason shall not be deemed to have occurred unless the Optionee gives the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving such written notice.

(bb) “Restricted Share” shall mean a Share that is subject to the Right of Repurchase.

(cc) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 8.

(dd) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 7.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff) “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.

(gg) “Service” shall mean service as an Employee, Outside Director or Consultant.

(hh) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

(ii) “Stock” shall mean the Series A Common Stock of the Company.

(jj) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(kk) “Termination Without Cause” means a Separation as a result of a termination of the Optionee’s employment by the Company without Cause, provided the Optionee is willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

(ll) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(mm) “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 8.

(nn) “Voting Agreement” shall mean that certain Fifth Amended and Restated Voting Agreement, dated as of April 13, 2015, by and among the Company and certain stockholders of the Company party thereto, as may be amended from time to time.

MULBERRY HEALTH INC. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following agreement (the “Agreement”) between Mulberry Health Inc., a Delaware corporation (the “Company”), and the individual identified on the signature page to this Agreement (“Employee” or “I”) is effective as of January 1, 2016, the first day of my employment by the Company. I acknowledge that this Agreement is a material part of the consideration for my employment and continued employment by the Company. In exchange for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. No Conflicts. I have not made, and agree not to make, any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or the rights of any third party. When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or disclose my own or any third party’s confidential information or intellectual property (collectively, “Restricted Materials”), except as expressly authorized by the Company in writing. Further, I have not retained anything containing or reflecting any confidential information of a prior employer or other third party, whether or not created by me.

2. Inventions.

a. Definitions. “Intellectual Property Rights” means any and all patent rights, copyright rights, trademark rights, mask work rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor). “Invention” means any idea, concept, discovery, invention, development, research, technology, work of authorship, trade secret, software, firmware, content, audio-visual material, tool, process, technique, know- how, data, plan, device, apparatus, specification, design, prototype, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, whether or not it may be patented, copyrighted, trademarked or otherwise protected (including all versions, modifications, enhancements and derivative works thereof).

b. Assignment. To the fullest extent under applicable law, the Company shall own all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein or related thereto) that are made, conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company and which arise out of any use of Company’s facilities or assets or any research or other activity conducted by, for or under the direction of the Company (whether or not (i) conducted at the Company’s facilities, (ii) during working hours or (iii) using Company assets), or which are useful with or relate directly or indirectly to any “Company Interest” (meaning any product, service, other Invention or Intellectual Property Right that is sold, leased, used, proposed, under consideration or under development by the Company). I will promptly disclose and provide all of the foregoing Inventions (the “Assigned Inventions”) to the Company. I hereby make and agree to make all assignments to the Company necessary to effectuate and accomplish the foregoing ownership. Assigned Inventions shall not include any Invention that is both (x) developed entirely on my own time, without use of any Company facilities, assets, ideas or direction and (y) not useful with or related to any Company Interest.

c. Assurances. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company and its officers as my agents and attorneys-in-fact, coupled with an interest, to act for and on my behalf to execute and file any document and to perform all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

d. Other Inventions. If I wish to clarify that something created by me prior to my employment, which relates or may relate to the Company’s actual or proposed business, is not within the scope of the assignment of Inventions under this Agreement, then I have listed it on Appendix A. If (i) I use or disclose any Restricted Materials (including anything listed in Appendix A) when acting within the scope of my employment (or otherwise on behalf of the Company), or (ii) any Assigned Invention cannot be fully made, used, reproduced, sold, distributed, or otherwise exploited without using, misappropriating or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, transferable, sublicensable right and license to use, disclose, exploit and exercise all rights in such Restricted Materials, including any Intellectual Property Rights therein. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license.

e. Moral Rights. To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure, withdrawal and any other rights that may be known or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company. Furthermore, I agree that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, the Company may and is hereby authorized to use my name, likeness and voice in connection with promotion of its business, products and services and to allow others to do the same.

3. Proprietary Information. I agree that all Assigned Inventions and all other financial, business, legal and technical information, including the identity of and any other information relating to the Company’s employees, Affiliates and Business Partners (as such terms are defined below), which I develop, learn or obtain during my employment or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold in strict confidence and not directly or indirectly disclose or use any Proprietary Information, except (x) as required within the scope of my employment, (y) as required by applicable law, subpoena or governmental or regulatory investigation or (z)

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to my legal representatives or a court of law, as reasonably necessary in connection with any bona fide dispute between the Company and me; provided that in the event Proprietary Information is required to be disclosed pursuant to subsection (y) above, I will (i) give the Company prompt written notice of such requirement, (ii) reasonably cooperate with the Company, at the Company’s expense, in seeking a protective order or otherwise challenging such requirement and (iii) limit the disclosure to the minimum amount required to comply with such requirement. Nothing in this Agreement prohibits me from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and I do not need prior authorization from the Company to make any such reports or disclosures and am not required to notify the Company that I have made such reports or disclosures. Proprietary Information shall not include information that, I can document, is or becomes readily available to the public without restriction through no fault of mine (including breach of this Agreement). Upon termination of my employment (for any or no reason, whether voluntary or involuntary), I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (a) my compensation records, (b) materials distributed to shareholders generally, (c) contacts and calendar and (d) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, email messages and voice messages), and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice, regardless of whether such activity occurs on equipment owned by me or the Company. I further agree that any property situated on the Company’s premises and owned, leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

4. Restricted Activities. For the purposes of this Section 4, the term Company includes the Company and all other persons or entities that control, are controlled by or are under common control with the Company excluding (i) institutional investors and (ii) companies controlled by any such institutional investors in (i) that are not otherwise affiliates of the Company (“Affiliates”).

a. Definitions. “Any Capacity” includes, without limitation, to (i) be an owner, founder, shareholder, partner, member, advisor, director, consultant, contractor, agent, employee, affiliate or coventurer, (ii) otherwise invest, engage or participate in, (iii) be compensated by, or (iv) prepare to be or do any of the foregoing or assist any third party to do so in anticipation of being or doing any of the foregoing under (i), (ii) or (iii) upon the expiration of any restrictive periods described herein; provided, Any Capacity will not include being a holder of less than two percent (2%) of the outstanding equity of a public company or any non-public company through investments in mutual funds, private equity funds or hedge funds or similar passive investment vehicles. “Business Partner” means any present or prospective customer, vendor, supplier, distributor or other business partner of the Company. “Cause” means to recruit, employ, retain or otherwise solicit, induce or influence, or to attempt to do so. “Solicit” means to (1) service, take orders from or solicit the business or patronage of any Business Partner for myself or any other person or entity in connection with a Competing Business, (2) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (3) solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company.

b. Acknowledgments.

i. I acknowledge and agree that (1) the Company’s business is highly competitive, secrecy of the Proprietary Information is of the utmost importance to the Company, and I will learn and use Proprietary Information in the course of performing my work for the Company and (2) my position may require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely important to the Company’s success, and the Company has made substantial investments to develop its business interests and goodwill.

ii. I agree that the limitations as to time, geographical area and scope of activity to be restrained in this Section 4 are reasonable and are not greater than necessary to protect the goodwill or other business interests of the Company. I further agree that such investments are worthy of protection and that the Company’s need for protection afforded by this Section 4 is greater than any hardship I may experience by complying with its terms.

iii. I acknowledge that my violation or attempted violation of the agreements in this Section 4 will cause irreparable damage to the Company or its Affiliates, and I therefore agree that the Company shall be entitled as a matter of right to seek an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by me or others acting on my behalf. The Company’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity.

iv. Although the parties believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of the Company, if it is judicially determined otherwise, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interests of the Company. In any such case, the Company and I agree that the provisions of this Section 4 shall be valid and binding as though any invalid or unenforceable provision had not been included.

c. As an Employee. During my employment with the Company, I will not directly or indirectly: (i) Cause any person to leave their employment with the Company (other than terminating subordinate employees in the course of my duties for the Company); (ii) Solicit; (iii) act in Any Capacity in or with respect to any commercial activity which competes, or is reasonably likely to compete, with any business that the Company conducts, proposes to conduct or demonstrably anticipates conducting, at any time during my employment (a “Competing Business”); (iv) enter into an employment, consulting or other similar relationship with another person or entity that requires a significant time commitment without the prior written consent of the Company.

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d. After Termination. For the period of twelve (12) months immediately following termination of my employment with the Company (for any or no reason, whether voluntary or involuntary), I will not directly or indirectly: (i) Cause any person to leave their employment with the Company (provided that providing a reference for an employee or hiring an employee who responds to a non-targeted advertisement shall not be deemed a breach of this subsection 4(d)(i)); (ii) Solicit; or (iii) act in Any Capacity in or with respect to any Competing Business located within the State of New York, the rest of the United States, or anywhere else in the world. The foregoing time frames shall be increased by the period of time beginning from the commencement of any violation of the foregoing provisions until such time as I have cured such violation.

5. Employment at Will. I agree that this Agreement is not an employment contract for any particular term. I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment, and as an employee of the Company, I have obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the Chief Executive Officer or President of the Company, or an authorized designee.

6. Survival. I agree that any change or changes in my employment title, duties, compensation or equity interest after the signing of this Agreement shall not affect the validity or scope of this Agreement. I agree that my obligations under Sections 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. I will provide a copy of this Agreement to any potential or future employers of mine, so that they are aware of my obligations hereunder. My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement may be freely assigned by the Company to any third party in connection with the sale or merger of the Company’s assets or business.

7. Miscellaneous. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in New York County, New York, and each party consents to the jurisdiction thereof. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I acknowledge and agree that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

[Signature Page Follows]

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT I EITHER (1) HAVE RETAINED A COPY OF THIS AGREEMENT OR (2) MAY, AT ANY TIME, REQUEST A COPY OF THIS AGREEMENT FROM THE COMPANY.

COMPANY		EMPLOYEE

By:	/s/ Mario Schlosser	By:	/s/ Joel Klein

Name:		Name:	JOEL KLEIN

Title:		Address:	####

SIGNATURE PAGE TO MULBERRY HEALTH INC. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Appendix A

Prior Matters

None.